Exhibit 10.2

First Amendment to the
Huntington Ingalls Industries, Inc.
Annual Incentive Plan
As Amended and Restated (effective December 10, 2015)
This First Amendment is made to the Huntington Ingalls Industries, Inc. Annual Incentive Plan, as amended and restated effective December 10, 2015 (the “Plan”).

WHEREAS, the purpose of this First Amendment is to enable the Committee to determine target award percentages based on a measure other than annual base salary for participating officers who are not receiving a base salary or who are receiving only a de minimis base salary.

NOW THEREFORE, the Plan is amended as follows:

1.    Section VII(1)(a) of the Plan is amended in its entirety as set forth below:

(a)
Target award percentage—Each Participant’s target award percentage is established annually and is a percentage of an amount (typically annual aggregate salary, or, for any Participant who does not receive an annual salary or who receives only a de minimis annual salary, such other amount as the Committee may determine) that reflects the varying impact of the Participant’s positions on business results. Generally Officers will have higher target award percentages than senior middle managers and so forth.

2.    In all other respects, the Plan is hereby ratified and confirmed.

The undersigned has caused this First Amendment to the Plan to be executed as of the date below.

HUNTINGTON INGALLS INDUSTRIES, INC.

By: _____________________________________
    William R. Ermatinger
    Vice President and Chief Human Resources
Officer

Date: _________________________, 2016

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